Exhibit 21.1

NORTHSTAR REAL ESTATE INCOME II, INC.
List of Significant Subsidiaries

Formation
Entity Name	Jurisdiction
NorthStar Real Estate Income Operating Partnership II, LP..........................................................	Delaware
CB Loan NT-II, LLC..............................................................................................................................	Delaware
DB Loan NT-II, LLC..............................................................................................................................	Delaware
Mid-South Industrial Holdings NT-II, LLC............................................................................................	Delaware
MS Loan NT-II, LLC..............................................................................................................................	Delaware
PE Investments XI NT-II, LLC...............................................................................................................	Delaware
PE Investments XI2 NT-II, LLC.............................................................................................................	Delaware
UL Holdings NT-II, LLC........................................................................................................................	Delaware
Qarth Holdings NT-II, LLC....................................................................................................................	Delaware
Steel Holdings NT-II, LLC.....................................................................................................................	Delaware
PE Investments XIII NT-II, LLC............................................................................................................	Delaware